UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 22, 2018

RANDOLPH ACQUISITIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55389	47-3152749
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4228 First Avenue

Suite# 15

Tucker, GA 30084

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

404-267-7093 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 26, 2018, Randolph Acquisitions, Inc., a Delaware corporation (the “Company”), took several corporate actions pursuant to written approval of the shareholders of the Company.

Shareholder Vote on Two Proposals

As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy”), the Company sought approval of the Company’s shareholders for two proposals. The first was a proposal to adopt and approve an Agreement and Plan of Merger by and between the Company and Gallagher Management Group, LLC (“Gallagher”), as it may be amended from time to time, pursuant to which Gallagher Management Group, LLC, would be merged with and into the Company, with the Company as the surviving entity. The merger between the Company and Gallagher is referred to herein as the “Merger.”

The second matter presented to the Company’s shareholders was a proposal to amend the Company’s Certificate of Incorporation, as amended to date, to increase the authorized capital of the Company to include 200,000,000 shares of common stock.

The Company provided information on both proposals in the Proxy, and sought approval by the Company’s shareholders by written consent. Shareholders of the Company as of January 4, 2018, were entitled to vote on the two proposals. The Consent Period for the voting closed on January 22, 2018.

The voting on the two proposals was as follows:

Proposal 1 – Merger with Gallagher

Shares FOR	5,610,000
Shares AGAINST	0
Shares ABSTAINED	0

Proposal 2 – Amendment to the Company’s Certificate of Incorporation

Shares FOR	5,610,000
Shares AGAINST	0
Shares ABSTAINED	0

Appointment of Additional Officers of the Company

In connection with the closing of the Merger, the Company appointed the following individuals as additional officers of the Company:

Christopher Smith, Chief Investment Officer
Simon Gray, Chief Financial Officer and Treasurer (Appointed December 22, 2017)
Felicia N. Johnson, Chief Legal Officer
Chastity Moore, Chief Operations Officer
Vincent Moore, Sr. Project Manager

Biographical information relating to these individuals is included below.

Christopher Smith, Chief Investment Officer

As Chief Investment Officer, Christopher Smith reports to the CEO and is responsible for adjusting RAI’s investment portfolio to balance the liquidity, the return on investment, the risk goals of the entity, as well as advising the Board regarding the possible changes in investment policy.

Through focusing on cross-border mergers and acquisitions, venture capital and private equity transactions, technology, real estate and other corporate finance matters, Mr. Smith increases Randolph Acquisition’s bottom-line.

Mr. Smith’s Mergers & Acquisition experience includes advising a variety of U.S. and international companies in their acquisition and disposal of assets. He has also represented venture capital and private equity groups on the formation and management of investment funds and in their investments in early and later stage companies. As well, Mr. Smith advises U.S. and foreign private issuers in connection with their U.S. capital raising activities (including Rule 144A, Regulation S and registered offerings) and their U.S. reporting obligations.

Mr. Smith is a career business professional with a background in finance, real estate, technology, capital markets & mergers and acquisitions. His experience in senior level positions spans private and public companies, including KPMG, Peat Marwick, McGraw-Hill, and SBC Corporation, and CEO positions with three entrepreneurial businesses he helped to transition from the private sector to the public sector.

Mr. Smith’s list of accomplishments includes a significant role in more than 150 mergers and acquisitions, leveraged buyouts, and corporate divestitures. Over the course of 8 years, he has assisted more than 10 entrepreneurial businesses in their transition from the private sector to the public sector. He has also lectured at the college level and holds the title of Visiting Professor at several colleges and universities. In addition, he has served on the board of directors of several public and private companies.

Simon Gray, Chief Financial Officer and Treasurer (As noted, Mr. Gray was appointed CFO December 22, 2017)

As Chief Financial Officer, Mr. Gray is charged with advancing the financial well-being of Randolph Acquisitions through developing its finance organizational strategies and contributing financial and accounting information, analysis, and recommendations to the firm’s strategic thinking and direction. Mr. Gray will establish and implement finance operational strategies by evaluating trends, establishing critical measurements, designing systems, resolving problems, and implementing change.

Mr. Gray is a Certified Public Accountant, licensed in Georgia, and is the managing partner of The Greyprint, Inc. He graduated from Bentley College with a Bachelor’s of Science in Accountancy and received a Graduate Certificate in Taxation and Master's Degree in Financial Planning from the McCallum School of Business in Waltham, MA.

Mr. Gray began his professional career in public accounting with PriceWaterhouseCoopers LLC and branched out to start his own firm in 2004. Drawing on over 20 years of accounting experience, he offers a wide range of services from business advisory to complex audits.

In his business advisory role, Mr. Gray has served as the business manager for well-known global music artists and was pivotal in the negotiation of their multi-million dollar recording contracts. In concert, Simon is also the co-founder of The Honey Pot Company, a consumer goods company that distributes product to over 1,000 Target retail stores and 300 retailers globally.

Mr. Gray donates his time to his community by facilitating workshops on financial planning. As a member of Kappa Alpha Psi Fraternity Incorporated, he participates in social programs that serve children, elderly, and other populations in need.

He is a member of the American Institute of Certified Public Accountants and Board of Accountancy of Massachusetts and Georgia. Mr. Gray has been featured in the publications, Body & Soul, Wall Street Journal, Accounting Today, and on Boston Network channels.

Felicia N. Johnson, Chief Legal Officer

Felicia N. Johnson serves in the capacity of Chief Legal Officer for Randolph Acquisitions.

Ms. Johnson previously served as the Chief Legal Officer of Gallagher Management Group, LLC, a privately held company based in Georgia, which has managed the redevelopment of over 300 single family residential properties and 50 commercial properties located in the Southeastern United States. Gallagher Management Group, LLC has $30 million of assets under management consisting of securities, real estate and other diversified taxable and non-taxable assets.

Ms. Johnson is also the CEO and Managing Member at MCKIBBEN JOHNSON, LLC, a boutique law firm with a focus on representing plaintiffs in the areas of Serious Injuries, Premises Liability, and Medical Malpractice cases.

Ms. Johnson, an Arnold Scholar Recipient, received her Bachelor’s Degree from Emory University, where she majored in Political Science. After graduating from Emory, Ms. Johnson matriculated to Georgia State University’s College of Law, where she earned a Juris Doctorate Degree.

She is an experienced trial lawyer with years of legal experience. Ms. Johnson is a former prosecutor for Fulton County, where she prosecuted misdemeanor cases for the State of Georgia. She is licensed in the State of Georgia and admitted to the bars of Federal and State Jurisdictions.

She is committed to providing excellent legal services and demonstrates the strictest personal and professional ethics, as well as the utmost compassion for her clients.

Away from the office, Ms. Johnson has served in several capacities within the non-profit sector. Specifically, Ms. Johnson has served on the Board of the National Coalition of 100 Black Women-DeKalb/Decatur Chapter, which advocates on behalf of women of color through national and local actions and strategic alliances that promote its national and international agendas on leadership development and on gender equity in health, education, and economic development.

She also served as Chaplain for the Atlanta Lions’ Club, a service organization that is a network of 1.3 million men and women in 200 countries and geographic areas who work together to answer the needs that challenge communities around the world. Known for working to end preventable blindness, Lions participate in a vast variety of projects important to their communities.

Currently, Ms. Johnson is a member of the Georgia Trial Lawyers Association, the GTLA Civil Justice PAC, the American Association for Justice, DeKalb Lawyers Association, and The Gate City Bar Association.

Chastity Moore, Chief Operations Officer

As Chief Operations Officer, Chastity Conn-Moore is responsible for driving strategic partnerships and transactions to accelerate growth for RAI and its stakeholders. Ms. Moore works with external partners to identify areas of collaboration, drive innovation and unlock shared value.

Overseeing the operations and development of proposals and agreements, Ms. Moore helps to direct RAI’s growth initiatives through a plan of strategic acquisitions & investments to help drive the firm forward.

Ms. Moore has over 20 years of diversified experience in the business industry and is responsible for the successful development and implementation of AffordaTax Biz-in-a-Box. In the Co-Founder/CEO capacity, Ms. Moore played a key leadership role in driving the company’s growth and development as a premiere training & tax software platform used in tax offices throughout the country.

Ms. Moore recently retired after almost 13 years as a college professor in the business department at American InterContinental (AIU) University Online, a tenure in which she taught over 4,000 college students in the subjects of small business management, entrepreneurship, marketing & professional development.

Ms. Moore is an active member of the National MBA Association & American Marketing Association, as well as many state organizations & associations.

Ms. Moore earned her Bachelor of Arts Degree at Spelman College and a Masters Business Degree with a concentration in Marketing from Clark Atlanta University, School of Business. She has also completed over 50 hours of continuing education courses in the fields of business, marketing, entrepreneurship, and small business management.

Ms. Moore lives, works, and plays in Peachtree City, GA with her family.

Vincent Moore, Sr. Project Manager

As the Sr. Project Manager, Vincent Moore’s responsibility is to create, deliver and manage strategic plans for Randolph Acquisition’s key projects. He is responsible for working with project-principals to direct, monitor & take corrective actions as assurance that each project achieves targeted goals for the firm’s bottom-line.

As Sr. Project Manager, Mr. Moore preserves and enhances Randolph Acquisitions’ reputation by accepting ownership of exploring opportunities to add value to the firm and its shareholders. His operational objectives are achieved by contributing information and recommendations to strategic plans and reviews, preparation and completion of action plans while simultaneously raising production, productivity, quality, and customer-service standards.

Mr. Moore is continually updating job knowledge by participating in educational opportunities, reading professional publications, maintaining personal networks and participating in professional organizations has afforded him the ability to organize and lead his team of Junior Project Managers.

Mr. Moore’s extensive work history and background of being a client-facing problem solver and relationship manager, he provides his team and Randolph Acquisitions with invaluable insight.

Working with the COO and CFO to maintain a healthy mix of diverse projects from operational & fiscally responsible perspectives, Mr. Moore consistently pushes the culture of achievement at Randolph Acquisitions forward through barriers and into new horizons.

The above-listed individuals will become the officers and directors of the Company, and such directors and officers will hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable law and the certificate of incorporation and bylaws of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

Effective January 26, 2018, the Company and Gallagher entered into an Agreement and Plan of Merger (the “Merger Agreement”), following approval by the Company’s shareholders and the members of Gallagher.

The following describes the material provisions of the Merger Agreement, a copy of which is included as an Exhibit to this Current Report. The summary of the material provisions of the Merger Agreement below is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you.

The Merger

Bullet Point Summary of Merger Transaction

-	Parties:

o	Randolph Acquisitions, Inc., a Delaware corporation (the “Company”)

o	Gallagher Management Group, LLC, a Georgia limited liability company (“Gallagher”)

-	Structure:

o	Pursuant to the Merger, Gallagher will merge with and into the Company, with the Company being the surviving entity.

o	The Company as the surviving corporation will have all the properties, rights, privileges, powers, interests and franchises and will be subject to all restrictions, disabilities, duties and liabilities of the Company and Gallagher.

-	Merger Consideration

o	One hundred percent (100%) of the outstanding Gallagher Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into shares of the Company’s Common Stock. The total number of shares of the Company’s common stock to be issued is 31,288,000 (the “Merger Shares”).

-	Recommendations of management of the Company and Gallagher

o	The Company’s Board of Directors has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) declared its advisability and recommended the adoption by the Company stockholders of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
o	Galagher’s Officers have unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of Gallagher and its Members, (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) declared its advisability and recommended the adoption by Gallagher’s Members of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

-	Interests of Certain Persons in the Merger

o	As discussed more below, Richard Randolph, the Company’s Chief Executive Officer and majority stockholder, is also a member of Gallagher, and will receive Merger Shares in connection with the consummation of the Merger.

o	Additionally, it is anticipated that Gallagher’s Officers/Executive Team will become officers of the Company following the Merger.

-	Appraisal Rights

o	Pursuant to Delaware corporate law, stockholders of the Company who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for such an appraisal within 20 days of the date of mailing of this Proxy Statement and comply with the other Delaware law procedures explained in this Proxy Statement.

Detailed Information about Merger

On the terms and subject to the conditions of the Merger Agreement, at the effective time, Gallagher merged with and into the Company, the separate corporate existence of Gallagher ceased, and the Company survived the merger and remained as a publicly reporting company. As a result of the merger under Delaware law, the Company as the surviving corporation has all the properties, rights, privileges, powers, interests and franchises and will be subject to all restrictions, disabilities, duties and liabilities of Gallagher.

The closing of the merger is expected to occur on the second business day after the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed in writing by the parties. The effective date of the Merger was January 26, 2018, as specified in the certificate of merger filed with and accepted by the Delaware Secretary of State and the Georgia Secretary of State.

Effects of the Merger

The Merger Agreement provides that, at the effective time, 100% of the outstanding ownership of Gallagher interests were converted into an aggregate of 31,288,000 shares of the Company’s common stock (the “Merger Shares”). All outstanding membership interests in Gallagher are longer outstanding and were cancelled and ceased to exist, and each holder of Gallagher membership interests ceased to have any rights with respect to those interests, except the right to receive such holder’s pro rata portion of the aggregate Merger Shares.

The Merger Shares will be issued to the Members of Gallagher in the amounts shown below:

Name of Gallagher Management Group, LLC, Member	Percentage Ownership of Gallagher Management Group, LLC	Number of Shares of Randolph Acquisitions, Inc., Common Stock to be Issued in Connection with Merger
Richard J. Randolph III	59.3%	18,553,784
Jamicah Hunter	6.65%	2, 080,652
Christopher Smith	9.4%	2,941,072
Felicia N. Johnson	9.0%	2,815,920
Chastity Moore	8.33%	2,604,726
Vincent Moore	7.33%	2,291,846
TOTAL	100%	31,288,000

Information about the Operations of Gallagher Obtained in the Merger

Company Overview; Description of Business

Prior to the Merger, Gallagher was a privately held company that engaged in corporate mergers and acquisitions, real-estate acquisitions, corporate financial negotiations, and asset management. The Company intends to continue these businesses following the closing of the Merger.

In one of the most volatile markets the world has ever seen, few companies have the business savvy and experience to maintain a profitable balance sheet. As has been seen, commodities, specifically oil, natural gas, and precious metals, have maintained a sense of stability amidst market flash crashes and market corrections. Several opportunities lie waiting for the right, experienced investors to come along and take advantage of them.

Global Perspective

Gallagher has identified key positions within the market that will solidify lucrative streams of income for several decades to come, for its investors.

As the national and international debt markets continue to see high volatility, emerging market opportunities continuously present themselves to be a stronger option for securities investors. Within the national debt markets, Gallagher takes advantage of a business model that allows it to invest in real estate, commodities, option contracts and arbitrage scenarios for maximization of its investor funds.

Gallagher’s edge lies in the fact that its management and personnel have over 50 years of collective experience in the debt markets, technology sector and the real estate industry, combined. While the global economy continuously evolves, Gallagher utilizes the latest technological advancements to maintain an innovative business model along with providing positive revenue.

Market Overview

Gallagher Management Group’s business model is based on the largest and fastest growing industries, from a global macro— economic perspective; debt markets, technology and real estate. The opportunities currently present from competitive stock prices, undeveloped real estate and the purchasing power that can be presented through leveraging, allows Gallagher to acquire positions within the market for financial optimization.

Gallagher’s Executive Team

Richard J. Randolph III, Chief Executive Officer

Christopher Smith, Chief Investor Officer

Felicia N. Johnson Esq., Chief Legal Officer

Chastity Moore, Chief Operations Officer

Vincent Moore, Senior Project Manager

Financial Performance

Gallagher was founded in 2013, and real estate activity began immediately. Gallagher, since its inception, has grossed over $70M USD in revenues, mergers and acquisitions and debt market transactions. Gallagher has maintained a positive balance sheet since its founding.

Company Structure

Gallagher is a real estate based, asset management company based in Atlanta, GA. Gallagher was founded in 2013, and has four main areas of business: Real Estate, Investment Banking, Institutional and Client Services, and Investment Management.

Real Estate

Gallagher specifically targets real estate opportunities — including property-level equity, debt, special situations transactions and businesses with significant real estate holdings—that can benefit from Gallagher’s relationships, access to proprietary information, financial structuring and capital markets capabilities and real estate operational expertise. Gallagher focuses on investment opportunities where the company has differentiated insights and/or relationships, and where Gallagher’s management believes Gallagher can add value. As an investment firm with significant experience in financial markets, Gallagher has the resources and global network of professional relationships to make it a partner of choice.

Investment Banking

Gallagher provides a broad range of investment banking services to a diverse group of corporations, financial institutions, investment funds and governments. Services include strategic advisory assignments with respect to mergers and acquisitions, divestitures, corporate defense activities, restructurings, spin-offs and risk management, and debt and equity underwriting of public offerings and private placements, including local and cross-border transactions and acquisition financing, as well as derivative transactions directly related to these activities. It is Gallagher’s goal to become one of the industry’s most trusted advisors and financiers, for its clients, comprising corporations, financial institutions, financial sponsors, governments and public authorities and boards of directors and special committees.

Institutional and Client Services

Gallagher facilitates client transactions and makes markets in fixed income, equity, currency and commodity products, primarily with institutional clients such as corporations, financial institutions, investment funds and governments. Gallagher also makes markets and clears client transactions on major stock options and futures’ exchanges worldwide.

Investment Management

Gallagher provides investment management services and offer investment products (primarily through separately managed accounts, such as mutual funds and private investment funds) across all major asset classes to a diverse set of institutional and individual clients. Gallagher also offers wealth advisory services, including portfolio management and financial counseling along with brokerage and other transaction services to high-net-worth individuals and families.

Market Price of and Dividends on Gallagher’s Common Stock and Related Stockholder Matters

Prior to the Merger, there was no public market for Gallagher’s membership interests. Gallagher has 6 members, including Richard J. Randolph III, the majority owner of Gallagher, who is also the Chief Executive Officer of the Company. Gallagher has not previously declared dividends on its membership interests. Gallagher has no securities authorized for issuance under equity compensation plans.

Selected Financial Data

Not required for Gallagher.

Supplementary Financial Information

Not required for Gallagher.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Gallagher Management Group, LLC was audited as of December 31, 2016 by the accounting firm of Delerme CPA, LLC “Delerme.” The audit was performed on the cash-basis of accounting. The following figures have been obtained from the audited financial statements and are presented for reference only. The Company will provide additional financial information for Gallagher within 75 days of the closing of the Merger as required by SEC disclosure requirements.

Results of Operations For the Year Ended December 31, 2016 – Gallagher

During the year ended December 31, 2016, Gallagher generated revenues totaling $899,700, compared to $782,739 in revenue for 2015.

For the year ended December 31, 2016, Gallagher recognized a net income of $470,897, compared to $409,655 for 2015. The increased net income is primarily the result increased sales, as Gallagher’s gross margin percentage remained identical from 2015 to 2016.

Liquidity and Capital Resources - Gallagher

During the year ended December 31, 2016, Gallagher recognized $470,897 net cash inflows from operating activities, $25,800,000 net cash outflows from investing activities, and $28,081.012 net cash inflows from financing activities. Gallagher had a cash balance of $2,751,909 as of June 30, 2017.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures about Market Risk

Not required.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Additionally, on January 26, 2018, the Company filed a Certificate of Designation of Rights and Preferences (the “Certificate of Designation”) for a new series of preferred stock.

Pursuant to the Certificate of Designation, the Company designated 2,000,000 shares of a Series A 5% Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock accrues dividends at 5%, and is convertible into shares of the Company’s common stock. The number of shares of common stock is determined by dividing the number of shares of Preferred Stock by a conversion price. If the Company’s common shares are being traded on an exchange or trading facility at the time of conversion, the conversion price is the lower of (i) $1.00 per share or (ii) the average of the two lowest closing bid prices over the five trading days prior to the conversion. If the Company’s common stock is not trading at the time of the conversion, the conversion price is $1.00 per share.

The Preferred Stock includes voting rights equivalent to fifty (50) common stock votes for each one share of Preferred Stock.

The preceding description of the terms of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as an Exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired

The Company provided financial information for Gallagher in the Definitive Proxy Statement filed with the SEC on January 4, 2018.

(b)       Pro Forma Financial Information

The Company provided pro forma financial information relating to the Company and Gallagher in the Definitive Proxy Statement filed with the SEC on January 4, 2018.

(d)       Exhibits

Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
3.2	Certificate of Designation of Rights and Preferences
99	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RANDOLPH ACQUISITIONS, INC.

By:	/s/ Richard J. Randolph III
Richard J. Randolph III
Chief Executive Officer, President
(Principal Executive Officer)

Date: January 26, 2018